U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       Northwoods Development Corporation,
             (Exact name of registrant as specified in its charter)

Nevada                                 6531                      76-2943709
------                                 ----                      ----------
(State or other jurisdiction   (Primary Standard Industrial  (I.R.S. Employer
of incorporation or             Classification Code Number)  Identification No.)
organization)

1402 Monte Drive, Mandan, North Dakota                                    58554
--------------------------------------                                    -----
(Address of registrant's principal executive offices)                 (Zip Code)


                                 (701) 663-0807
              (Registrant's Telephone Number, Including Area Code)

                                 Deron M. Colby
                                  MC Law Group
                          4100 Newport Place, Suite 660
                         Newport Beach, California 92660
                                  949.250.8655
                             Facsimile 949.250.8656
            (Name, Address and Telephone Number of Agent for Service)


Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                           --------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          --------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          --------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                   --------

                         CALCULATION OF REGISTRATION FEE
====================================== ======================== ==================== ======================= ===============
         Title of each class                   Amount            Proposed maximum       Proposed maximum       Amount of
            of securities                       to be             offering price           aggregate          registration
          to be registered                   registered              per share           offering price           fee
-------------------------------------- ------------------------ -------------------- ----------------------- ---------------
Common Stock, $.001 par value                10,000,000                $0.01                $100,000             $26.40
====================================== ======================== ==================== ======================= ===============


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                       Northwoods Development Corporation,
                              a Nevada corporation

                        10,000,000 Shares of Common Stock

         We are a real estate development company and intend to develop ten vacation rental units located on lakefront property on Loon Lake in the Brainerd Lakes area of Minnesota. We are offering for sale 10,000,000 shares of our common stock in a self-underwritten offering directly to the public. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.01 per share. If all of the shares offered by us are purchased, the proceeds to us will be $100,000. We may receive less than $100,000 if all of the offered shares are not purchased.

         This is our initial public offering and no public market currently exists for shares of our common stock. We have not applied for listing or quotation on any public market. We do not expect a liquid market to develop for several years, if at all.

         After the offering, our management will own 33.54% of the issued and outstanding shares of common stock if all of the offered shares are sold. Investors may not revoke their subscription. The funds that are raised in this offering will not be deposited in an escrow account and will be available for immediate utilization by our management.

         See "Risk Factors" on Pages 4 to 7 for factors to be considered before investing in the shares of our common stock.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

         The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                The date of this prospectus is November 19, 2001.
                             Subject to completion.

                                TABLE OF CONTENTS

         Prospectus Summary .................................................4
         Risk Factors........................................................4
         Forward Looking Statements .........................................7
         Use of Proceeds.....................................................7
         Determination of Offering Price.....................................8
         Dilution............................................................8
         Selling Security Holders............................................8
         Plan of Distribution................................................9
         Legal Proceedings...................................................9
         Directors, Executive Officers, Promoters and Control Persons........10
         Security Ownership of Certain Beneficial Owners and Management......11
         Description of Securities...........................................11
         Interest of Named Experts and Counsel...............................12
         Disclosure of Commission Position on Indemnification for
         Securities Act Liabilities..........................................12
         Organization Within Last Five Years.................................12
         Description of Business.............................................12
         Management's Discussion and Analysis of Financial Condition
         and Results of Operations...........................................16
         Description of Property.............................................16
         Certain Relationships and Related Transactions......................17
         Market for Common Equity and Related Stockholder Matters............19
         Executive Compensation .............................................19
         Financial Statements................................................19
         Changes in and Disagreements with Accountants on
         Accounting and Financial Disclosure.................................30
         Legal Matters.......................................................30
         Experts.............................................................30
         Additional Information..............................................30
         Indemnification of Directors and Officers...........................31
         Other Expenses of Issuance and Distribution.........................31
         Recent Sales of Unregistered Securities.............................31
         Exhibits............................................................32
         Undertakings........................................................32
         Signatures..........................................................34
         Power of Attorney...................................................35

         Outside Back Cover Page

         Dealer Prospectus Delivery Obligation

         Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary
------------------

Our  Business:                    Our principal  business address is 1402 Monte
                                   Drive,  Mandan,  North  Dakota,   58554;  our
                                   telephone number (701) 663-0807.

                                   We are a real estate development and vacation rental company. If we are able to consummate our initial construction project, we anticipate being a provider of vacation condominium rentals in a popular destination resort area of Minnesota. We have acquired three parcels of lakefront property on Loon Lake, in the Brainerd Lakes resort area of Minnesota. We believe there are no units in the area available for rental which are comparable to our proposed units. We expect to begin construction of five twin homes using a rental-unit floor plan, complete construction of our model unit by late 2001 and then complete construction of all units by 2003. We intend to offer vacationers high quality, fully furnished, condominium rentals in a popular vacation destination. We also plan to provide management services in connection with the vacation rentals.

Our state of organization:         We were incorporated in Nevada on June 21,
                                   2001.

Number of shares being offered:    We are offering for sale 10,000,000 shares of
                                   our common stock. We will sell the shares we are registering only to those individuals who have received a copy of the prospectus.

Number of shares outstanding       6,400,000  shares  of our  common  stock  are
after the offering:                currently issued and  outstanding.  After the
                                   offering, 16,400,000 shares of our common stock will be issued and outstanding if all the offered shares are sold.

Estimated use of                   We  will  receive  $100,000  if  all  of  the
proceeds:                          offered shares are sold. We intend to use any
                                   proceeds   from  such   sale  for   marketing
                                   expenses and for working capital.


                                  RISK FACTORS

In addition to the other information in this prospectus, the following summary of risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his or her investment.

Risks related to our business:

We have a limited operating history upon which an evaluation of our prospects can be made.

We were incorporated in June 2001. Our lack of operating history makes an evaluation of our business and prospects very difficult. Therefore, any projections regarding our operating results are not based on any historical data. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. We cannot be certain that our business will be successful or that we will generate significant revenues.

We have incurred a net loss since inception and expect to incur net losses for the foreseeable future.

As of September 30, 2001, our net losses since inception were approximately $4,449. For the foreseeable future, we expect to incur significant operating and capital expenditures as we develop our real property. We currently carry a note payable in the amount of $251,250. Under the terms of the note, we are required to begin making quarterly payments of $5,293 on December 4, 2001. We do not anticipate generating revenue until at least the fourth quarter of 2002. As a result, we expect significant net losses in the future. We will need to generate significant revenues to achieve and maintain profitability. We may not be able to generate sufficient revenues to achieve profitable operations if we are unable to complete the development of our real property or if we are unable to generate sufficient revenue through the rental of that property.

A significant default on the note payable to American National Bank could cause us to lose our Lake Loon property which could lead to our inability to generate revenues.

We currently carry a note payable in the amount of $251,250. Under the terms of the note, we are required to begin making quarterly payments to American National Bank of $5,293 on December 4, 2001. We do not anticipate generating revenue until at least the fourth quarter of 2002. Therefore, in order to make the required payments, we must rely on our current cash resources, any funds we raise in this offering and any revenues we may generate. Our inability to meet our obligations under the note payable could lead to foreclosure and the loss of the Lake Loon property. If we lose the Lake Loon property, our ability to generate revenues will be severely hampered.

We will need to raise additional capital to complete construction and market our vacation rental property. Our failure to raise additional capital will significantly affect our ability to fund our proposed real estate construction and marketing activities.

To complete our proposed construction project and market our vacation rental units, we will be required to raise funds in addition to the funds we raise in this offering. We do not know if we will be able to acquire additional financing at commercially reasonable rates. We anticipate that we will spend significant funds on the construction, marketing and promotion of our property. Our failure to obtain additional funds will significantly limit or eliminate our ability to fund our construction, sales and marketing activities. We also must make timely payments on our note payable or risk losing the Lake Loon property.

We anticipate that we may seek additional funding through public or private sales of our securities which could include equity securities, or commercial or private financing arrangements. We may not be able to obtain adequate funds when needed or obtain those funds on terms acceptable to us. In the event that we are not able to obtain additional funding on a timely basis, we may be required to limit any proposed operations or eliminate certain or all of our marketing programs, either of which could negatively impact our ability to operate profitably.

We depend on the efforts and abilities of our senior management and the loss of such management could interrupt our operations.

The interruption of the services of key management could interrupt our operations or expand our operations if we cannot promptly obtain suitable replacements. We do not anticipate that we will enter into employment agreements with any of our key executives. However, we believe that we have excellent relations with our key management. However, we cannot guaranty that each executive will remain with us in the future. Our management and directors own a substantial portion of our total issued and outstanding stock even if we sold all the common stock offered in this offering. Therefore, we believe our management has an incentive to remain with us. Our success also depends, in part, upon our ability to attract and retain other talented personnel. Our officers and directors will hold office until their resignations or removal.

Our officers and directors are engaged in other activities that could have conflicts of interest with us; therefore, our officers and directors may not devote sufficient time to our affairs, which may affect our ability to conduct operations and generate revenues.

The persons serving as our officers and directors have existing responsibilities and may have additional responsibilities to provide management and services to other entities. Specifically, Mark Setterlund, our president has been employed at the BP Amoco Refinery for 20 years and has been an optimization supervisor for the past 11 years. Mark Bahmiller has been employed at the BP Amoco Refinery for the past 15 years where he has acted as the optimizing supervisor for the past 5 years. Dan Helbling, one of our directors, has developed and managed the Preserve Golf Club and the Long Bow Golf Club in Minnesota. As a result of their other activities, conflicts of interest between us and the other activities may occur from time to time, in that our officers and directors shall have conflicts of interest in allocating time, services, and functions between the other business ventures in which they may be or become involved and our affairs. Mr. Setterlund and Mr. Bahmiller currently work for us on a part-time basis, each devoting approximately ten hours per week, but anticipate that they will devote significantly more time to us if we begin generating significant revenues.

We may not be able to implement our business strategy unless sufficient funds are raised in this offering, which could prevent us from becoming profitable.

We are a development stage company. We depend on the proceeds of this offering in order to continue to implement our business plan. We also will depend on a portion of the funds from this offering to make payments on our note payable to American National Bank. If we are not able to raise sufficient funds, we may not be able to complete our planned development which will harm our ability to generate adequate cash flow. Our inability to raise sufficient funds in this offering may significantly hinder our growth. If we fail to raise sufficient funds in this offering, investors may lose their entire cash investment.

We arbitrarily determined the offering price of the shares of common stock. Therefore, investors may lose all or part of their investment if the offering price is higher than the current market value of the offered shares.

The offering price of the shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets we own. Investors could lose all or a part of their investment if the offering price has been arbitrarily set too high. Even if a public trading market develops for our common stock, the shares may not attain market values commensurate with the offering price.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new real estate developments in our area of operations or in comparable vacation destinations. Factors such as announcements of new or enhanced real estate developments for vacation rental by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.

We may not have sufficient financial resources to fund our operations if the offering is substantially undersold.

There is no minimum offering amount for this offering. We may not sell any or all of the offered shares. If the offering is substantially undersold, investors may lose their entire investment because we will not have sufficient funds to fund our operations, including, but not limited to, the development of our property and payments on the note payable to American National Bank. If we do not sell all of the offered shares, we may also be forced to limit or alter our proposed construction and marketing activities, which will hinder our ability to generate revenues.

Investors in this offering will suffer immediate and substantial dilution of their investment because they will provide approximately 94% of the capital for about a 61% equity interest in the company.

The initial public offering price is substantially higher than the pro forma net tangible book value per share of our outstanding common stock. Our existing shareholders have paid an average of $0.001 per share for their common stock, which is considerably less than the amount to be paid for the common stock in this offering. As a result, assuming an initial public offering price of $0.01 per share, investors purchasing common stock in this offering will incur immediate dilution of $0.0026 in pro forma net tangible book value per share of common stock as of September 30, 2001.

Our existing shareholders hold a substantial portion our total issued and outstanding stock and, therefore, control our operations and matters requiring shareholder approval.

Mark Setterlund, Mark Bahmiller, and Dan Helbling, each of whom is one of our officers or directors, will beneficially own approximately 33.54% of our common stock following the completion of this offering, if all of the shares are sold, or approximately 42.09%, if two thirds of the offered shares are sold. As a result, they will have the ability to control or significantly influence all matters requiring approval by our shareholders, including the election and removal of directors, approval of significant corporate transactions and the ability to control the decision of whether a change in control will occur.

We may not realize sufficient proceeds from this offering to implement our business plan, as we are offering shares in a direct offering to the public, rather then using the experience of a dealer-broker.

We are offering shares in a direct offering to the public. No individual, firm, or corporation has agreed to purchase any of the offered shares. We cannot guaranty that any or all of the shares will be sold. We do not plan to use a dealer-broker, even though a dealer-broker may have more experience, resources or contacts to more effectively sell the shares. A delay in the sale of the shares in this offering can be expected to cause a similar delay in the implementation of our business plan.

Because we may be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced, which may make it difficult for investors to sell their shares.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Investment in our common stock is highly speculative and purchasers may lose their entire investment if our business fails.

Any person who cannot afford the loss of his or her entire purchase price for the offered shares should not purchase the offered shares because such a purchase is highly speculative and involves significant risks. A purchase of the offered shares would be unsuitable for a person who cannot afford to lose his or her entire purchase price for the offered shares. Our business objectives must also be considered speculative, and we cannot guaranty that we will satisfy those objectives. Purchasers of the offered shares may not realize any return on their purchase of the offered shares. Purchasers may lose their investments in us completely.

Forward Looking Statements
--------------------------

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds
---------------

We will receive up to $100,000 if all of the shares of common stock offered by us at $0.01 per share are purchased. Assuming all of the shares are purchased, we intend to use approximately 90% of the proceeds for real property development expenses which may include making payments on the note payable to American National Bank and approximately 6% of the proceeds for marketing expenses. We intend to use the remaining 4% of the proceeds for working capital which includes general administrative, legal and accounting expenses. If all of the shares are not sold, then we intend to use the proceeds that we receive for working capital and for payments on the note payable. We cannot guaranty that we will sell any or all of the shares being offered by us.


Determination of Offering Price
-------------------------------

Factors Used to Determine Share Price. The offering price of the 10,000,000 shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

Dilution
--------

We intend to sell 10,000,000 shares of our common stock being registered by this registration statement. We were initially capitalized by the sale of our common stock. The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share. The table assumes all 10,000,000 shares of common stock will be sold.

========================= ========================================= ====================================== ==================
                                       Shares Issued                         Total Consideration                 Price
                                       -------------                         -------------------               Per Share
                                 Number               Percent             Amount             Percent           ---------
------------------------- ---------------------- ------------------ ------------------- ------------------
Founding Shareholders       6,400,000 Shares          39.02%              $6,400              6.02%             $0.001
------------------------- ---------------------- ------------------ ------------------- ------------------ ------------------
Purchasers of Shares        10,000,000 Shares         60.98%             $100,000            93.98%              $0.01
------------------------- ---------------------- ------------------ ------------------- ------------------ ------------------
Total                       16,400,000 Shares          100%              $106,400             100%
========================= ====================== ================== =================== ================== ==================


The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that all of the shares of the common stock offered by us are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of September 30, 2001.

------------------------------------------------------------ ------------------
Offering Price                                               $0.01 per share
------------------------------------------------------------ ------------------
Net tangible book value at 9/30/01                           $0.00 per share
------------------------------------------------------------ ------------------
Net tangible book value after giving effect to the offering  $0.007 per share
------------------------------------------------------------ ------------------
Per Share Dilution to New Investors                          $0.0026 per share
------------------------------------------------------------ ------------------
Percent Dilution to New Investors                                  26.49%
------------------------------------------------------------ ------------------

Selling Security Holders
------------------------

There are no selling security holders in this offering.

Plan of Distribution
--------------------

We are offering for sale 10,000,000 shares of our common stock in a direct offering to the public. We have not conducted any discussions or negotiations for the sale of all or any portion of those 10,000,000 shares of our common stock. There is no minimum number of shares that must be purchased by each prospective purchaser and the maximum number of shares we will sell is 10,000,000. We will not pay any commissions or other fees, directly or indirectly to any person or firm in connection with solicitation of sales of the common stock. There are no minimum proceeds set for this offering. We will not place the funds raised in an escrow account. All funds received in this offering will be deposited directly into our corporate general account and will be available for immediate utilization.

We anticipate that Mark Setterlund, our president, treasurer and one of our directors, will participate in the offer and sale of our shares of common stock, and rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Although Mr. Setterlund is an associated person of the company as that term is defined in Rule 3a4-l under the Exchange Act, he is deemed not to be a broker for the following reasons:

o Mr. Setterlund is not subject to a statutory disqualification as that term is defined in Section 3(a) (39) of the Exchange Act at the time of his participation in the sale of our securities.
o Mr. Setterlund will not be compensated for his participation in the sale of company securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.
o Mr. Setterlund is not an associated person of a broker or dealer at the time of participation in the sale of company securities.

Mr. Setterlund will restrict his participation to the following activities:

o Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by the president of a potential purchaser;
o Responding to inquiries of potential purchasers in communication initiated by the potential purchasers, provided, however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;
o Performing ministerial and clerical work involved in effecting any transaction.

We have not retained a broker for the sale of securities being offered. In the event we retain a broker who may be deemed an underwriter, an amendment to the registration statement will be filed.

The shares of common stock being offered by us have not been registered for sale under the securities laws of any state as of the date of this prospectus. We intend to register or qualify the offered shares in the following states: North Dakota and Minnesota.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution.

Legal Proceedings
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------

Our directors and principal executive officers are as specified on the following table:

========================== ========== =========================================
Name                           Age    Position
-------------------------- ---------- -----------------------------------------
Mark Setterlund                 43    president, treasurer, and a director
-------------------------- ---------- -----------------------------------------
Mark Bahmiller                  36    vice president, secretary and a director
-------------------------- ---------- -----------------------------------------
Dan Helbling                    40    director
========================== ========== =========================================

Mark Setterlund. Mr. Setterlund has been our president, treasurer and one of our directors since our inception. Mr. Setterlund will be responsible for our day-to-day operations. Mr. Setterlund has been employed at the BP Amoco Refinery for 20 years and has been an optimization supervisor for the past 11 years. His primary job duties at the refinery include coaching, developing, and coordinating the Optimization Shift Team. The team is primarily responsible for the safe, reliable, and environmentally sound operations of the process units at the refinery. Mr. Setterlund is also accountable for assuring that products are on target volumes and meet all quality specifications. Mr. Setterlund is also a director of Pro-Pointer Inc., a Nevada corporation. He has not been a director of any reporting company.

Mark Bahmiller. Mr. Bahmiller has been our vice president, secretary and one of our directors since our inception. Mr. Bahmiller will assist Mr. Setterlund in handling our day-to-day operations. Mr. Bahmiller has been employed at the BP Amoco Refinery for the past 15 years where he has been an optimizing supervisor for the past 5 years. His primary job duties include coaching, developing, and coordinating the Optimization Shift Team. Mr. Bahmiller is not an officer or director of any reporting company.

Dan Helbling. Mr. Helbling has been one of our directors since our inception. He has lived in the Brainerd Lakes area of Minnesota for the last ten years. During this time, he has developed and managed the Preserve Golf Club and the Long Bow Golf Club. Currently, Mr. Helbling's partner in both the Preserve Golf Club and the Long Bow Golf Club is The Grand View Lodge, one of the most prestigious resorts in Minnesota, which has won numerous national awards. Mr. Helbling has knowledge of the Brainerd Lakes area of Minnesota, which we believe makes him well suited to oversee our Loon Lake project. Mr. Helbling is not an officer or director of any reporting company.

There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of November 19, 2001, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class  Name and Address of       Amount and Nature of    Percent of Class   Percent of   Percent of        Percent of
                Beneficial Owner          Beneficial Owner        if no shares are   Class if al  Class if          Class if
                                                                  sold               10,000,000   5,000,000         2,000,000
                                                                                     shares are   shares are sold   shares are sold
--------------- ------------------------- ----------------------- ------------------ ------------ ----------------- ---------------

Common Stock    Mark Setterlund           2,500,000 shares,            39.06%            15.24%        21.93%            29.76%
                1402 Monte Drive          president, treasurer,
                Mandan, North Dakota      director
                58554

Common Stock    Mark Bahmiller            2,000,000 shares,            31.25%            12.20%        17.54%            23.81%
                609 Mustang Drive         vice president,
                Bismarck, North Dakota    secretary, director
                58501

Common Stock    Dan Helbling              1,000,000 shares,            15.63%            6.10%         8.77%             11.90%
                Preserve Blvd.            director
                Pequot Lakes, Minnesota
                56472

Common Stock    All directors and named   5,500,000 shares             85.94%            33.54%        48.25%            65.48%
                executive officers as a
                group


Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of Securities
-------------------------

We are authorized to issue 25,000,000 shares of $.001 par value common stock. We are not authorized to issue shares of preferred stock. As of November 19, 2001, 6,400,000 shares of our common stock were issued and outstanding.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

Interest of Named Experts and Counsel
-------------------------------------

No "expert" or our "counsel" was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
-----------------------------------------------------------------------

Article Twelfth of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

o for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or
o the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Indemnification Agreements. We anticipate that will enter into indemnification agreements with each of our executive officers wherein we will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests. With respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years
-----------------------------------

Transactions with Promoters. We acquired the Loon Lake property from our six founding shareholders in exchange for shares of our common stock. In June 2001, we issued 2,500,000 shares of our common stock to Mark Setterlund, our President, Treasurer and one of our directors, in exchange for founders' services valued at $2,500 and his one-sixth ownership interest in the Loon Lake property; we issued 2,000,000 shares of our common stock to Mark Bahmiller, our Vice President, Secretary and one of our directors, in exchange for founders' services valued at $2,000 and his one-sixth ownership interest in the property; we issued 1,000,000 shares of our common stock to Dan Helbling, one of our directors, in exchange founders' services valued at $1,000 and his one-sixth ownership in the property. We also issued 300,000 shares of our common stock to Wade J. Vogel in exchange for founders' services valued at $300 and his one-sixth ownership interest in the property; we issued 300,000 shares of our common stock to Cal Mees in exchange for founders' services valued at $300 and his one-sixth ownership interest in the property; and we issued 300,000 shares of our common stock to Robin Schaner in exchange for founders' services valued at $300 and his one-sixth ownership interest in the property.

Description of Business
-----------------------

Our Background. We were incorporated in Nevada on June 21, 2001. On September 4, 2001, the following individuals collectively purchased the Loon Lake parcels:
Mark Setterlund, our President, Treasurer and one of our directors and a founding shareholder; Cal Mees, one of our founding shareholders; Mark Bahmiller, our Vice President, Secretary and one of our directors and a founding shareholder; Wade Vogel, one of our founding shareholders; and Robin Schaner, one of our founding shareholders. The land was purchased with a capital contribution by our initial founding shareholders along with a loan obtained from American National Bank. The total amount of the loan was $251,250. The terms of the note are as follows: Quarterly payments of $5,293 are to begin on December 4, 2001; the loan has a maturity date of September 4, 2004; the interest rate is an adjustable 8.25%, adjusted monthly at 1.5% above the index rate (based on the "highest" prime rate published during the prior calendar month). We acquired the Loon Lake property from those individuals on September 10, 2001 in exchange for shares of our common stock. We also issued those individuals shares of our common stock in exchange for founding services.

Our Business. Upon completion of our initial construction project, we will be a provider of vacation condominium rentals on the shores of Loon Lake in Minnesota. We believe that Loon Lake is a popular destination resort area. We have purchased three parcels of what we consider prime lakefront property on Loon Lake. We plan to construct vacation rental units using what we consider to be a popular condominium floor plan. By marketing our rental units and using our management knowledge, we intend to offer vacationers a branded source of quality, fully furnished, condominium rentals in what we consider to be a popular vacation destination.

We believe that most vacationers seeking to rent a condominium or home at a popular destination resort must use a local vacation rental and property management firm to inquire about availability and make reservations. Vacationers typically make rental choices with limited information and, as a result, face great uncertainty concerning the quality of their rental. To address this need, we intend to provide vacationers with information about our property on our proposed website. We also intend to offer vacationers consistent quality and service coupled with easy access to our proposed quality condominium rentals in what we consider to be a premier destination resort area.

Our Property. We have acquired three adjacent parcels totaling five acres of lakefront property on Loon Lake, Minnesota, located in the Brainerd Lakes area. We believe our property is a popular year-round vacation destination. Our property features over 400 feet of shoreline. We plan to construct five duplex condominiums, one unit of which will serve as a model. Our property is located within 5 miles of the Preserve Golf Club. We believe the close proximity to the golf course enhances the desirability of the property. We believe that the nearby Preserve Golf Club and Grand View Lodge make Loon Lake a popular resort destination in the Brainerd Lakes region. According to available information, other rental units in similar areas of Minnesota experience full capacity occupancy from May to September.

Proposed Vacation Rental Units. For our initial development, we plan to build five duplex vacation rental condominiums, making available ten rental units including one model. The development will feature lake views and shore access. The floor plan we intend to use was used at the popular Interlachen Project on Gull Lake, located 10 miles south of our proposed development. We anticipate that a model unit will be completed in the fall of 2002, which can then be used to market and sell or lease the remaining units, which we expect will be completed by 2003. Each three-bedroom, two-bath unit will have 1,600 square feet of living-space, feature a fireplace and an attached garage. We plan to market our development by means of our proposed website, brochures, and local and on-site signage.

We intend to provide a wide range of services to vacationers who rent our units. In marketing our property, we will focus on what we consider to be the advantages of renting from us: the rental units will be located in a popular resort destination area in Minnesota near a successful golf course and lodge. We plan to offer vacationers the convenience and accommodations of a condominium or home, while providing many of the amenities and services of a hotel. Vacation condominium rentals generally offer greater space and convenience than resort hotel rooms, including separate living, sleeping and eating quarters. As a result, vacationers generally have more privacy and greater flexibility in a vacation condominium. We plan to offer such services as convenient check-in and check-out, frequent housekeeping and cleaning and emergency maintenance assistance. In addition, we intend to provide specialized concierge-type services such as arranging golf tee times and making restaurant reservations. We believe there are no comparable units in the immediate area.

Our Industry. We believe that the vacation rental industry in the Minnesota resort region is highly fragmented and inefficient. There are no comparable accommodations in the immediate Loon Lake area. Also, most vacation rental condominiums in other areas are managed by and booked through local vacation rental and property management firms, whose principal means of attracting property owners and vacationers is by referral, word of mouth, limited local advertising, the Internet and direct mailings. We intend to manage our properties ourselves, providing us with greater control over how those properties are managed and the level of service provided to the vacationers.

Our business will depend on conditions affecting the vacation rental market generally. The vacation rental development industry, which includes the development of residential real estate projects, has three primary components: land acquisition, land development and rental unit construction and leasing. We believe that there is considerable overlap among those who participate in one or more of those components. We believe that investors who typically purchase undeveloped or underutilized real estate with a view to realizing appreciation in value as a result of urban or suburban growth usually do not engage in development activities. Developers who have the business goals as us typically purchase unimproved and unplatted real property which is zoned for development, and then develops such property into subdivisions containing platted, semi-finished or finished lots for sale to real estate investment companies, vacation rental companies or individual owners. We believe the current state of the market coupled with the premier location of our property presents a unique market entry opportunity for us because those two factors will allow us to offer high quality vacation condominiums in a desirable location. Our objective is to establish our position as a quality provider of premier destination resort condominium rentals by:

o developing a regional brand by offering vacationers high quality condominiums in a premier destination resort location in the Brainerd Lakes area of Minnesota;

o offering vacationers superior customer service with the convenience and accommodations of a condominium along with the amenities and services of a hotel; and

o         relying  on the  regional  connections  and resort  experience  of Mr.
          Helbling, one of our directors, who has experience in the golf course and resort industries.

Our Business Strategy. Our strategy will be to build and lease vacation rental properties which will be attractive to vacationers who travel to, or reside in, Minnesota and the upper Midwest. Our focus on the Loon Lake area is designed to capitalize on the experience of our management team and their connections with existing resort facilities in our market. Those who wish to visit and use Loon Lake are currently limited to day use, outdoor camping, or they can commute from other resort areas. We therefore believe that our rental properties will be attractive to vacationers. We believe that the Brainerd Lakes area is popular year-round because spring and fall are prime hunting seasons, summer visitors engage in golf and watersports, and winter conditions offer prime snowmobiling opportunities. We believe these are the key factors which enable us to differentiate ourselves from most of our competitors. We seek to distinguish ourselves from other vacation rental providers and to respond rapidly to changing market conditions through a business strategy focused on:

o         superior design and quality;
o         unique location and relationships with nearby resorts;
o         highest level of service;
o         cost management; and
o         expansion in new and existing markets.

Growth Strategy. We intend to initially focus on developing our Loon Lake rental property. We propose to first complete our initial unit which will be used as a model for tours, and use that model unit to market the availability and features of our other rental units. Our ability to generate revenues will be affected by, among other factors, our ability to:

o         complete construction of all our rental units;
o arrange for the marketing of the vacation services we intend to offer to customers;
o         attract new customers;
o         increase the number of repeat bookings;
o         hire, train, and retain employees;
o         locate potential areas for additional rental properties; and
o         reduce operating and overhead expenses.

Many of the factors affecting our ability to generate revenue may be beyond our control, and we cannot be certain that our strategies will be successful or that we will be able to generate cash flow sufficient to fund our operations and to support internal growth. Our inability to meet any of the goals outlined within this section entitled "Growth Strategy" could prevent us from operating profitably.

Advertising and Marketing. We intend to engage the services of a marketing representative to: assist us in establishing relationships with local travel agents; set up signage in appropriate locations; and coordinate activities relating to the development of our proposed website and other related advertising and marketing activities. We intend to capitalize on the Internet by creating an information and promotional website where viewers can access information relating to reservations, golf and watersports packages and other available services.

Competition. We do not believe there are any comparable facilities in the immediate area of Loon Lake. As discussed above, in order to visit the Loon Lake area, vacationers must either camp in the area or drive in from nearby towns or cities. We will, however, compete with other operators of vacation rental properties in other locations. In general, competition in the vacation travel industry is intense. Our rental activities will be subject to competition from rental properties, hotels, resorts, and other vacation destinations in the upper Midwest region, including in Minnesota. In our geographic area, we compete with other Minnesota lakeside locations, golfing and boating resorts, as well as various other types of vacation rental units. The rental of vacation accommodations is highly competitive and fragmented, and success involves a number of factors, including location, design, perceived value, price and reputation in the marketplace.

Vacation rental development companies compete not only for vacationers, but also for desirable properties, financing, raw materials and skilled labor. We compete with other local, regional and national sources of vacation accommodations in Minnesota as well as accommodations at other destinations. Some of our competitors also have greater sales and financial resources than we have. The competitive conditions in the vacation rental industry could result in difficulty in acquiring suitable land at acceptable prices, delays in construction or lower demand for rental units. Any of these problems could impact our ability to operate profitably.

Insurance. We maintain various types of insurance, including, but not limited to, general liability insurance covering our construction equipment and worker's compensation insurance. Subject to certain deductible amounts and retention limits, we may maintain coverage to insure against claims based upon personal injury, property damage and loss of our property in connection with our business, services and operations. We cannot guaranty that those policies will provide sufficient insurance coverage in the event of a personal injury, property damage and loss of our property. Any denial of coverage by our insurers or a lack of adequate coverage would increase our operating costs and make it more difficult for us to earn revenue or continue our operations.

Government Regulation. Our operations are subject to federal, state and local laws and regulations concerning the operation of businesses in general, building and electrical codes, permitting and inspection requirements, as well as regulations related to labor relations, worker safety, and environmental protection. Our business is also subject to regulation by a variety of state and federal laws and regulations relating to, among other things, advertising, collection of state sales and use taxes and product safety. The securing of permits and compliance with all laws and regulations can be costly, and could affect our earnings. Compliance with building and safety codes could be extremely costly and our failure to meet such requirements could hinder our ability to complete the construction of our proposed rental units. Our failure to obtain all necessary licenses and permits to be in full compliance with all federal, state and local laws and regulations could reduce our profitability. In the event that that we are not in compliance with all applicable laws and regulations, we could become subject to cease and desist orders, injunctive proceedings, civil fines and other penalties.

Governmental regulations could increase the cost and availability of our development project and reduce our ability to operate profitably. We are subject to extensive and complex regulations that affect the development process, including zoning, density and building standards. These regulations often provide broad discretion to the administering governmental authorities. This can delay or increase the cost of developing our property. We also are subject to a variety of local, state and federal laws and regulations concerning protection of health and the environment. These environmental laws may result in delays, may cause us to incur substantial costs of compliance and other costs, and can prohibit or severely restrict our proposed development activity if our property is deemed to be in an environmentally sensitive region or area. We do not believe our property will be deemed an environmentally sensitive area but there is no guarantee. Because our property was previously undeveloped land, we will not engage independent environmental engineers to evaluate these parcels for the presence of wetlands and hazardous or toxic materials, wastes or substances. We have not been materially affected to date by the presence or potential presence of such conditions. We currently are not subject to any environmental litigation or administrative proceedings.

We believe that our potential liability for environmental concerns can arise in one of two contexts: (a) liability could arise with respect to substances that are in, under or on land which we intend to acquire or have acquired; or (b) liability could arise in connection with how we intend to develop the land. With respect to a substance in, under or on land for which we could face environmental liability, we may perform environmental audits prior to exercising an option. If the audit uncovers any environmental hazards on the land, we would not exercise the option unless the hazard could be corrected at a reasonable cost. With respect to liabilities in connection with a planned development, we plan to obtain the federal and state permits necessary for building and development before we exercise any options. If a planned development is not permissible under environmental laws, we will not exercise the option.

When developing land, we will be required to obtain the approval of various governmental authorities regulating such matters as: permitted land uses and levels of density; the installation of utility services such as water and waste disposal; and the dedication of acreage for open space, parks, schools and other community purposes. To date, the governmental approval process and restrictive zoning and moratoria have not delayed our development activities nor do we currently have any lots that cannot be developed due to local or federal regulatory restrictions. There is no assurance, however, that these or other restrictions will not, in the future, negatively affect our ability to operate profitably.

Employees. As of November 19, 2001, we had no employees. At this time, we do not anticipate entering into employment contracts with any of our key personnel.

Facilities. Our executive, administrative and operating offices are located 1402 Monte Drive, Mandan, North Dakota, 58554. We do not own our offices. Mark Setterlund, our President, Secretary and one of our directors, currently provides office space to us at no charge. We do not have a written lease or sublease agreement and Mr. Setterlund and we do not believe that Mr. Setterlund expects to be paid or reimbursed for providing office facilities.

Management's Discussion and Analysis of Financial Condition and Results of Operations
--------------------------------------------------------------------------

For the period from June 21, 2001, our date of formation, through September 30, 2001.
-------------------------------------------------------------------------------

Liquidity and Capital Resources. We have cash of $32,307 as of September 30, 2001. We have no accounts receivable. We believe that our available cash is sufficient to pay our day-to-day expenditures for the next twelve months. Our total assets were approximately $373,278, of which our development land represents approximately $340,971.

Our total liabilities were approximately $252,727 as of September 30, 2001. At September 30, 2001, a note payable represented approximately $251,250 of our total liabilities. The note payable represented a loan we accrued in purchasing our development property. Other than the loan payments on the note, we do not have any material commitments for capital expenditures. According to the terms of the note, we are required to begin quarterly payments of $5,293 on December 4, 2001. The note has a maturity date of September 4, 2004 and carries an adjustable interest rate of 8.25% adjusted monthly at 1.5% above the index rate.

Results of Operations. Since our inception on June 21, 2001, we have not realized any revenues. We anticipate that we will not generate revenues until at least a portion of the construction is completed on our property, and we begin renting our proposed vacation accommodations. For the period from June 21, 2001, our date of inception, to September 30, 2001, our total expenses were approximately $4,449. The majority of those expenses were represented by operating expenses of $2,972 and $1,477 of interest expense. For the period from our inception on June 21, 2001 to September 30, 2001, we experienced a net loss of $4,449.

Our Plan of Operation for the Next Twelve Months. To effectuate our business plan during the next twelve months, we must raise funds from this offering. We anticipate that we will use the funds raised in this offering to fund construction and marketing activities. Our failure to complete construction, and subsequently market and promote our rental property, will harm our business and future financial performance.

We had cash of $32,307 as of September 30, 2001. In the opinion of management, available funds will satisfy our working capital requirements through at least the next six months. However, our available funds will not be sufficient to fund our planned construction. In order to complete our planned construction, we will need to raise funds from this offering. We will also need to raise funds through additional equity financings or loans. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. We cannot guaranty that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then we may not be able to complete our planned construction or effectively market our planned rental units. If adequate funds are not available, we believe that our officers and directors will contribute funds to pay for our day-to-day expenses. Our belief that our officers and directors will pay our expenses is based on the fact that our officers and directors will collectively own 5,500,000 shares of our common stock. We believe that our officers and directors will continue to pay our expenses as long as they maintain their substantial ownership of our common stock. We have not contemplated any plan of liquidation in the event that we do not generate sufficient funds to finance our proposed business or in the event we fail to generate sufficient revenues to continue our proposed business.

We are not currently conducting any research and development activities. However, should we generate sufficient funds to develop our property, we will conduct such development. In the event we are able to fund our proposed business activities, we will likely hire employees and enter into agreements with subcontractors for various services.

Description of Property
-----------------------

Property held by us. As of the date specified in the following table, we held the following property:

         ========================= =========================
         Property                     September 30, 2001
         ------------------------- -------------------------
         Cash                                       $32,307
         ------------------------- -------------------------
         Development Land                          $340,971
         ========================= =========================

Our Facilities. Our executive, administrative and operating offices are located at 1402 Monte Drive, Mandan, North Dakota, 58554. Mark Setterlund, our President, Treasurer and one of our directors, currently provides office space to us at no charge. We do not have a written lease or sublease agreement and Mr. Setterlund does not expect to be paid or reimbursed for providing office facilities.

Certain Relationships and Related Transactions
----------------------------------------------

Related party transactions.

Mark Setterlund, our President, Secretary and one of our directors, currently provides office space to us at no charge. Mr. Setterlund does not expect to be paid or reimbursed for providing office facilities. We do not have a written lease or sublease agreement with Mr. Setterlund. We believe that Mr. Setterlund will continue to provide office space to us at no charge as long as he owns 2,500,000 shares of our common stock. We have not contemplated any future transactions with Mr. Setterlund with respect to office space.

We acquired the Loon Lake property from our six founding shareholders in exchange for shares of our common stock. In June 2001, we issued 2,500,000 shares of our common stock to Mark Setterlund, our President, Treasurer and one of our directors, in exchange for founders' services valued at $2,500 and his one-sixth ownership interest in the Loon Lake property; we issued 2,000,000 shares of our common stock to Mark Bahmiller, our Vice President, Secretary and one of our directors, in exchange for founders' services valued at $2,000 and his one-sixth ownership interest in the property; we issued 1,000,000 shares of our common stock to Dan Helbling, one of our directors, in exchange founders' services valued at $1,000 and his one-sixth ownership in the property. We also issued 300,000 shares of our common stock to Wade J. Vogel in exchange for founders' services valued at $300 and his one-sixth ownership interest in the property; we issued 300,000 shares of our common stock to Cal Mees in exchange for founders' services valued at $300 and his one-sixth ownership interest in the property; and we issued 300,000 shares of our common stock to Robin Schaner in exchange for founders' services valued at $300 and his one-sixth ownership interest in the property.

Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When, and if, we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

As of November 19, 2001, there were six record holders of our common stock.

There are no outstanding shares of our common stock which can be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that we have agreed to register under the Securities Act of 1933 for sale by security holders.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny stock regulation. Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
o         a toll-free telephone number for inquiries on disciplinary actions;
o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and o such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

o         the bid and offer quotations for the penny stock;
o the compensation of the broker-dealer and its salesperson in the transaction;
o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
----------------------


>From time to time our Board of Directors will determine whether our officers, directors, and management personnel will receive any compensation. We will reimburse our officers, directors, and management personnel for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our chief executive officer and our other executive officers during the years ending December 31, 2001 and December 31, 2002. Our Board of Directors may adopt an incentive stock option plan for our executive officers, which would result in additional compensation.

============================================ ======= ============= ============= ===================== =========================
Name and Principal Position                   Year      Annual      Bonus ($)        Other Annual       All Other Compensation
                                                      Salary ($)                   Compensation ($)
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
Mark Setterlund - president and treasurer    2001        None          None              None                    None
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
                                             2002        None          None              None                    None
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
Mark Bahmiller - vice president and          2001        None          None              None                    None
secretary
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
                                             2002        None          None              None                    None
============================================ ======= ============= ============= ===================== =========================

Compensation of Directors. Our directors who are also our employees receive no extra compensation for their service on our Board of Directors.

Compensation of Officers. As of November 19, 2001, our officers have received no compensation for their services provided to us.

Employment Contracts. We do not anticipate entering into employment agreements with our key personnel.

Financial Statements
--------------------






                        NORTHWOOD DEVELOPMENT CORPORATION


                               September 30, 2001














                               Clyde Bailey, P.C.
                           Certified Public Accountant
                            10924 Vance Jackson #404
                            San Antonio, Texas 78230

                          INDEPENDENT AUDITOR'S REPORT

I have audited the accompanying balance sheet of Northwood Development Corporation (Company) as of September 30, 2001 and the related statement of operations, statement of stockholders' equity, and the statement of cash flows from June 21, 2001 to September 30, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has limited operations currently and suffered recurring losses from operations. This is further explained in the notes to financial statements.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2001 and the results of its operations and its cash flows for the period from June 21, 2001 to September 30, 2001 in conformity with generally accepted accounting principles.


                                Clyde Bailey P.C.

San Antonio, Texas
November 1, 2001

                        Northwood Development Corporation
                        (A Development Stage Enterprise)
                                  Balance Sheet
                            As of September 30, 2001


                                   A S S E T S
                                   -----------
Current Assets
--------------
      Cash                                                          $           32,307
                                                                    ------------------
             Total Current Assets                                                                  32,307

Fixed Assets:
-------------
      Development Land                                                        340,971
                                                                    ------------------

             Total Fixed Assets                                                                    340,971
                                                                                         ------------------
             Total Assets                                                                $         373,278
                                                                                         ==================

                              L I A B I L I T I E S
                              ---------------------

Current Liabilities
-------------------
      Accrued Interest                                                          1,477
      Current Portion - Notes Payable                                             459
                                                                    ------------------
             Total Current Liabilities                                                               1,936

Long-Term Liabilities
---------------------
      Note Payable                                                            251,250
      Less Current Portion                                                       (459)
                                                                    ------------------
             Total Long-Term Liabilities                                                           250,791
                                                                                         ------------------
             Total Liabilities                                                                     252,727
      Commitments and Contingencies                                                                      -

                      S T O C K H O L D E R S ' E Q U I T Y
                      -------------------------------------
Common Stock                                                                                         6,400
Additional Paid-in-Capital                                                                         118,600
Accumulated Deficit                                                                                 (4,449)
                                                                                         ------------------

             Total Stockholders' Equity (Deficit)                                                  120,551
                                                                                         ------------------
             Total Liabilities and Stockholders' Equity                                  $         373,278
                                                                                         ==================




                See accompanying notes to financial statements.

                        Northwood Development Corporation
                        (A Development Stage Enterprise)
                             Statement of Operations


                                                          --------------------
                                                             From 6/21/01
                                                               (Inception)
                                                            to September 30
                                                          --------------------
                                                                 2001
                                                          --------------------

Revenues:
---------
      Revenues                                            $                  -

                                                          --------------------
           Total Revenues                                 $                  -

Expenses:
---------
      Interest Expense                                                  1,477
      Operating Expenses                                                2,972
                                                          --------------------

           Total Expenses                                               4,449

           Net Income (Loss) from Operations              $            (4,449)


Provision for Income Taxes:
---------------------------
      Income Tax Benefit                                                    -
                                                          --------------------

           Net Income (Loss)                                         $ (4,449)
                                                          ====================


Basic and Diluted Loss Per Common Share                                 (0.00)
                                                          --------------------

Weighted Average number of Common Shares                            6,100,000
    used in per share calculations                        ====================






                See accompanying notes to financial statements.

                        Nortwood Development Corporation
                        (A Development Stage Enterprise)
                        Statement of Stockholders' Equity
                            As of September 30, 2001


                                                      $0.001         Paid-In       Accumulated    Stockholders'
                                      Shares         Par Value       Capital         Deficit         Equity
                                   --------------  --------------  -------------  --------------  -------------
   Balance, June 21, 2001(Inception)           -   $           -   $          -   $           -   $          -

    Stock Issuance for Cash            6,400,000           6,400        118,600                        125,000

    Net Income  (Loss)                                                                   (4,449)        (4,449)
                                   --------------  --------------  -------------  --------------  -------------
   Balance, September 30, 2001         6,400,000           6,400        118,600          (4,449)       120,551
                                   ============================================================================








                See accompanying notes to financial statements.

                        Northwood Development Corporation
                        (A Development Stage Enterprise)
                             Statement of Cash Flows



                                                          ---------------------
                                                              From 6/21/01
                                                               (Inception)
                                                            to September 30
                                                          ---------------------
                                                                  2001
                                                          ---------------------

Cash Flows from Operating Activities:
-------------------------------------
      Net Income (Loss)                                   $             (4,449)

      Changes in operating assets and liabilities:
             Accrued Interest                                            1,477
                                                          ---------------------

             Total Adjustments                                           1,477
                                                          ---------------------

Net Cash (Used in) Provided From  Operating Activities    $             (2,972)

Cash Flows from Investing Activities:
-------------------------------------
      Development Land                                                (340,971)
                                                          ---------------------

Net Cash Used in Investing Activities                     $           (340,971)
                                                          ---------------------
Cash Flows from Financing Activities:
-------------------------------------
      Note Payable                                                     251,250
      Common Stock                                                     125,000
                                                          ---------------------

Net Cash Provided for Financing Activities                $            376,250
                                                          ---------------------
Net Increase (Decrease) in Cash                           $             32,307

Cash Balance,  Begin Period                                                  -
                                                          ---------------------

Cash Balance,  End Period                                 $             32,307
                                                          =====================

Supplemental Disclosures:
      Cash Paid for interest                              $                  -
      Cash Paid for income taxes                          $                  -








                See accompanying notes to financial statements.

                        Northwood Development Corporation
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies
-----------------------------------------------------

Organization
------------

Northwood Development Corporation ("the Company") was incorporated under the laws of the State of Nevada on June 21, 2001 for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Nevada. The company has a total of 25,000,000 authorized shares with a par value of $.001 per share and with 6,400,000 shares issued and outstanding as of September 30, 2001. The fiscal year end will be December 31.

Development Stage Enterprise
----------------------------

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

Federal Income Tax
------------------

The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

STOCK-BASED COMPENSATION PLANS
------------------------------

The Company accounts for all transactions under which employees, officers and directors receive shares of stock or options in the Company in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB 25"), under which no compensation cost is recognized. The Company adopted

                        Northwood Development Corporation
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies (con't
------------------------------------------------------------

Statements of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation," for disclosure purposes, and has adopted the proforma disclosure requirements of SFAS 123. Accordingly, no compensation has been recognized in the results of operations for the employee, officers and directors stock plan other than for options issued at an exercise price below market price, to non- employees for consulting services or to debt providers that had stock or options attached.

Accounting Method
-----------------

The Company's financial statements are prepared using the accrual method of accounting. Revenues are recognized when earned and expenses when incurred. Fixed assets are stated at cost. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

Earnings per Common Share
-------------------------

The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

Comprehensive Income
--------------------

Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No.130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

                        Northwood Development Corporation
                          Notes to Financial Statements


Note 1  -  Summary of Significant Accounting Policies (con't
------------------------------------------------------------

Segments of an Enterprise and Related Information
-------------------------------------------------

Statement of Financial Accounting Standards (SFAS) No. 131, Disclosures about Segments of an Enterprise and Related Information, supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company has evaluated this SFAS and does not believe it is applicable at this time.

Goodwill and Other Intangible Assets
------------------------------------

In July 2001, the Financial Accounting Standards Board issued Statements of Financial Standards ("SFAS") No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 established accounting and reporting standards for business combinations and eliminates the pooling-of-interests method of accounting for combinations for those combinations initiated after July 1, 2001. SFAS No, 141 also includes new criteria to recognize intangible assets separately from goodwill. SFAS No. 142 establishes the accounting and reporting standards from goodwill and intangible lives. Goodwill and intangibles with indefinite lives will no longer be amortized, but, alternatively will be reviewed periodically for indicators of impairment. Separate intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives. The Company does not anticipate that the adoption of SFAS No. 141 and SFAS No. 142 will have a significant effect on its results of operations or financial position.

Note 2  -  Common Stock
------------------------

A total of 6,400,000 shares of common stock were issued at the organization of the Company. The stock was issued for $125,000 in cash for the down payment on the land that was purchased in September 2001.

                        Northwood Development Corporation
                          Notes to Financial Statements

Note 3  -  Related Parties
--------------------------

The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may in the future become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 4 - Income Taxes
---------------------

Deferred income taxes arise from temporary differences resulting from the Company's subsidiary utilizing the cash basis of accounting for tax purposes and the accrual basis for financial reporting purposes. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from timing differences that are not related to an asset or liability are classified as current or non- current depending on the periods in which the timing differences are expected to reverse. The Company's previous principal temporary differences relate to revenue and expenses accrued for financial purposes, which are not taxable for financial reporting purposes. The Company's material temporary differences consist of bad debt expense recorded in the financial statements that is not deductible for tax purposes and differences in the depreciation expense calculated for financial statement purposes and tax purposes.

Note 5  -  Going Concern
------------------------

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The stockholders/officers and or directors have committed to advancing operating costs of the Company interest free

Note 6 - Development Land
-------------------------

On September 4, 2001, the Company completed the purchase of seven acres of lake front property in Case County Minnesota. The land was appraised at $370,500 and was purchased for $339,856. Additional architect and surveying costs has been capitalized bring the total cost as of September 30, 2001 to $340,971.

                        Northwood Development Corporation
                          Notes to Financial Statements


Note 7 - Note Payable
---------------------

The land was purchased with a capital contribution was the initial founders and a loan was obtained from American National Bank of Minnesota in Pequot Lakes, Minnesota. The total amount of the loan was $251,250 and calls for quarterly payments of $5,293 starting December 4, 2001. The loan matures September 4, 2004 and carries an initial interest rate of 8.25% adjusted monthly of 1.5% above the index rate. The index rate is based on the "highest" prime rate published during the prior calendar month.

In the financial statements a total of $1,477 has been accrued in interest. Also, $459 is shown as the current portion of the note payable as current liabilities with the balance of $250,791 shown as long-term liability

Note 8  -  Subsequent Events
----------------------------

There were no other material subsequent events that have occurred since the balance sheet date that warrants disclosure in these financial statements.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
-------------------------------------------------------------------------

In June 2001, our Board of Directors appointed Clyde Bailey P.C., independent accountant, to audit our financials statements from June 21, 2001, our date of formation, through September 30, 2001.

There have been no disagreements with our accountant since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by us has been passed upon by the law firm of MC Law Group, located in Newport Beach, California.

                                     EXPERTS

Our financial statements for the period from June 21, 2001, our date of formation, through September 30, 2001, appearing in this prospectus which is part of a Registration Statement have been audited by Clyde Bailey P.C. and are included in reliance upon such reports given upon the authority of Clyde Bailey P.C. as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers
-----------------------------------------

Article Twelfth of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

o for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or o the payment of dividends in violation of Section
78.300 of the Nevada Revised Statutes.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution
-------------------------------------------

We will pay all expenses in connection with the registration and sale of our common stock. The estimated expenses of issuance and distribution are set forth below.

======================================== ==================== ===============
Registration Fees                        Approximately                $26.40
---------------------------------------- -------------------- ---------------
Transfer Agent Fees                      Approximately               $650.00
---------------------------------------- -------------------- ---------------
Costs of Printing and Engraving          Approximately               $500.00
---------------------------------------- -------------------- ---------------
Legal Fees                               Approximately             $5,000.00
---------------------------------------- -------------------- ---------------
Accounting Fees                          Approximately             $2,500.00
======================================== ==================== ===============

Recent Sales of Unregistered Securities
---------------------------------------

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

In June 2001, we issued 2,500,000 shares of our common stock to Mark Setterlund, our President, Treasurer and one of our directors, in exchange for founders' services valued at $2,500 and his one-sixth ownership interest in the Loon Lake property; we issued 2,000,000 shares of our common stock to Mark Bahmiller, our Vice President, Secretary and one of our directors, in exchange for founders' services valued at $2,000 and his one-sixth ownership interest in the property; we issued 1,000,000 shares of our common stock to Dan Helbling, one of our directors, in exchange founders' services valued at $1,000 and his one-sixth ownership in the property. We also issued 300,000 shares of our common stock to Wade J. Vogel in exchange for founders' services valued at $300 and his one-sixth ownership interest in the property; we issued 300,000 shares of our common stock to Cal Mees in exchange for founders' services valued at $300 and his one-sixth ownership interest in the property; and we issued 300,000 shares of our common stock to Robin Schaner in exchange for founders' services valued at $300 and his one-sixth ownership interest in the property. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of
Section 4(2) of the Securities Act of 1933, as amended.

Exhibits
--------

         Copies of the following documents are filed with this registration statement, Form SB-2, as exhibits:

Exhibit No.
-----------

1.         Underwriting Agreement (not applicable)

3.1        Articles of Incorporation
           (Charter Document)

3.2        Bylaws

5.         Opinion Re: Legality

8.         Opinion Re: Tax Matters (not applicable)

11.        Statement Re: Computation of Per Share Earnings*

15.        Letter on unaudited interim financial information (not applicable)

23.1       Consent of Auditors*

23.2       Consent of Counsel**

*      Included in Financial Statements
**     Included in Exhibit 5

Undertakings
------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To specify in the prospectus any facts or events arising after the effective date of the registration statement, or most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of Mandan, State of North Dakota, on November 19, 2001.

Northwoods Development Corporation,
a Nevada corporation


/s/ Mark Setterlund
---------------------------------------------
Mark Setterlund
president, treasurer, director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


/s/ Mark Setterlund                                      November 19, 2001
--------------------------------------------
Mark Setterlund
president, treasurer, director


/s/ Mark Bahmiller                                       November 19, 2001
--------------------------------------------
Mark Bahmiller
vice president, secretary, director


/s/ Dan Helbling                                         November 19, 2001
--------------------------------------------
Dan Helbling
director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints and hereby authorizes Mark Setterlund with the full power of substitution, as attorney-in-fact, to sign in such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this Registration Statement.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Northwoods Development Corporation


/s/ Mark Setterlund                                       November 19, 2001
--------------------------------------------
Mark Setterlund
president, treasurer, director


/s/ Mark Bahmiller                                        November 19, 2001
--------------------------------------------
Mark Bahmiller
vice president, secretary, director


/s/ Dan Helbling                                          November 19, 2001
--------------------------------------------
Dan Helbling
Director